UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2010

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13550 Hempstead Highway Houston, Texas		77040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of discussions on December 6, 2010, on December 7, 2010 Dril-Quip, Inc. (“Dril-Quip”) announced that Larry E. Reimert, Co-Chairman of the Board and Co-Chief Executive Officer, will step down from his duties as Co-Chief Executive Officer effective January 1, 2011, in order to concentrate on his cancer related health issues. Mr. Reimert will retain his duties as Co-Chairman of the Board and will act as Technical and Strategic Advisor for the Company on a part-time basis. The terms of Mr. Reimert’s consulting arrangement have not yet been determined and will be disclosed in an amendment to this Form 8-K when they are available.

J. Mike Walker, Co-Chairman of the Board and Co-Chief Executive Officer, will assume Mr. Reimert’s executive responsibilities, and Dril-Quip’s various departmental Vice Presidents will assume Mr. Reimert’s other day-to-day responsibilities.

A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed below is being filed pursuant to Item 5.02 of this Form 8-K:

Exhibit No.	Description

99.1	Press Release issued December 7, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/S/ JERRY M. BROOKS
Jerry M. Brooks
Vice President—Finance, Chief Financial Officer and Secretary

Date: December 7, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued December 7, 2010.

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